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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 14, 2000, in the Registration Statement
(Form S-3 No.    ) and related Prospectus of PSW Technologies, Inc. for the registration of its common stock.

  We also consent to the incorporation by reference therein of our report dated January 14, 2000 with respect to the financial statement schedule of PSW Technologies, Inc. for the years ended December 31, 1999, 1998, and 1997 included in the Annual Report (Form 10-K) for 1999 filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Austin, Texas
March 10, 2000